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Exhibit 10.1
LanVision Systems, Inc.

Amendment No. 1 dated January 27, 2005 to the Employment Agreement among
J. Brian Patsy, LanVision Systems, Inc. and LanVision, Inc.*

                     Amendment No. 1 to Employment Agreement
                     ---------------------------------------

         This AMENDMENT NO. 1 is entered into as of this 27 day of January, 2005 by and among LanVision Systems, Inc., a Delaware corporation ("Parent"), LanVision, Inc., an Ohio corporation ("Company") and J. Brian Patsy ("Employee").

         WHEREAS, the Company and Employee entered into an Employment Agreement dated as of February 1, 2003 ("Employment Agreement"), whereby Parent and the Company agreed to employ the Employee; and

         WHEREAS, Parent, the Company and Employee desire to amend the Employment Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

Section 10 is replaced in its entirety by the following:

"10.  TERM
      ----

         Unless earlier terminated pursuant to Section 11 hereof, the term of this Agreement shall be for the time period beginning February 1, 2005, the date hereof, and continuing through January 31, 2006 (the "Term"), unless, during the Term of this agreement, or any renewal thereof, there is a change in control as defined in Section 13 herein, at which time the then current Expiration Date will be extended to be one year form the date of the change in control. On January 31, 2006, or the Expiration Date resulting from a change in control, whichever is later, and on each annual Expiration Date thereafter, (each such date being hereinafter referred to as the "Renewal Date"), the term of employment hereunder shall automatically renew for an additional one (1) year period unless the Company notifies Employee in writing at lease 90 days prior to the applicable Renewal Date that the Company does not wish to renew this agreement beyond the expiration of the then current term. Unless waived in writing by the Company, the requirements of Sections 7 (Confidential Agreement), 8 (Property of Parent and the Company) and 9 (Non-Competition Agreement) shall survive the expiration or termination of this Agreement for any reason except as set forth in Section 11(D)(ii)."

Section 11 (D) is replaced in its entirety by the following:

      "(D) Termination or Non-Renewal Without Good Cause.
           ---------------------------------------------

         (i) Parent or the Company may terminate Employee's employment or elect not to renew this Agreement prior to the Expiration Date at any time, whether or not for Good Cause (as "Good Cause" is defined in Section 11(C) above). In the event Parent or the Company terminates Employee or elects not to renew this Agreement for reasons other than Good Cause, Employee's Death, or Employee's Disability, Parent or the Company will pay Employee a lump sum amount equal to the Employee's then current compensation [to include only 12 months of the then current base compensation and the higher of the bonuses paid to Employee during that prior fiscal year or earned in the then current fiscal year to date] at the time of termination or non renewal. Such severance payment shall be paid within 90 days following the date of Employee's termination. Employee shall also be entitled to the continuation of the then current Company benefits (see Exhibit
A) to specifically include health care, dental care insurance coverage and car allowance at no cost to Employee for a period of two years from Employee's termination. Parent or Corporation may elect to extend the one year period of noncompetition to two years upon prior written notice to Employee, which notice will be delivered not later than 180 days prior to the expiration of the initial one year period of noncompetition and upon payment of an additional lump sum amount equal to the first lump sum payment made, above. This second lump sum

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payment shall be paid within 180 days following notification of the election to extend the noncompetition period for a second year.

         (ii) If the Company fails to make the payments to Employee as set forth above, the provisions of the Section 9 (NonCompetition) shall terminate as of the date such payments cease."

Continuing Agreement. Except for the changes set forth in this Amendment No. 1, the Employment Agreement remains in full force and effect without modification.

Counterparts. This Amendment No. 1 may be signed in counterparts by Parent, the Company and Employee."

                        [Signatures follow on next page]

                                       6
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         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date set forth above.

                           LanVision Systems, Inc.


                           By: /s/ Paul W. Bridge, Jr.
                               -----------------------------------------
                           Paul W. Bridge, Jr.
                           Chief Financial Officer

                           LanVision, Inc.


                           By: /s/ Paul W. Bridge, Jr.
                               -----------------------------------------
                           Paul W. Bridge, Jr.
                           Chief Financial Officer

                           Employee

                           /s/ J. Brian Patsy
                           ---------------------------------------------
                           J. Brian Patsy


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